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                                    EXHIBIT A

                        AGREEMENT REGARDING JOINT FILING

         The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the Amendment containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  November 05, 1999.

                  BIOTECHNOLOGY VALUE FUND, L.P.

                  By:      BVF Partners L.P., its general partner

                           By:      BVF Inc., its general partner


                                    By:     /s/ Mark N. Lampert
                                            ----------------------
                                            Mark N. Lampert
                                            President


                  BVF PARTNERS L.P.

                  By:      BVF Inc., its general partner


                           By:      /s/ Mark N. Lampert
                                    ---------------------
                                    Mark N. Lampert
                                    President


                  BVF INC.


                  By:      /s/ Mark N. Lampert
                           ---------------------
                           Mark N. Lampert
                           President